                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-46374 on Form S-4 of Transocean Sedco Forex Inc. of our report dated August 6, 1999 relating to the financial statements and financial statement schedule of Transocean Sedco Forex Inc. (previously Sedco Forex Holdings Limited), which appears in Transocean Sedco Forex Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP





New York, New York
January 30, 2001